As filed with the Securities and Exchange Commission on March 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HANCOCK HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Mississippi	64-0693170
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joy Lambert Phillips

Executive Vice President, General Counsel and Corporate Secretary

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Curtis R. Hearn

Jones Walker L.L.P.

201 St. Charles Avenue, 51st Floor

New Orleans, Louisiana 70170-5100

(504) 582-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered; Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Senior debt securities Subordinated debt securities Preferred Stock Depositary Shares (2) Common Stock, par value $3.33 per share (3) Warrants Stock purchase contracts Units (4)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently either in advance or on a pay-as-you-go basis.
(2)	Depositary shares will be issued under a separate deposit agreement, will represent interests in fractional or multiple shares of preferred stock and will be evidenced by depositary receipts.
(3)	Includes common stock purchase rights under the Shareholder Rights Plan, dated February 21, 1997, between the Company and Hancock Bank, as Rights Agent filed as Exhibit 1 to the Company’s registration statement on Form 8-A12G (File No. 0-13089) filed with the Commission on February 27, 1997, as extended by Amendment No. 1 to Rights Agreement, dated February 19, 2007, between the Company and Hancock Bank (filed with the Commission as Exhibit 4.1 to the Company’s Form 8-K (File No. 0-13089) filed with the Commission on February 20, 2007).
(4)	Any of the securities registered hereunder may be sold as units with other securities of the same or different class. Each unit will be issued pursuant to a unit agreement and will represent an interest in two or more securities, which may or may or may not be separable from one another.

PROSPECTUS

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

We may offer or sell from time to time, and one or more selling securityholders to be identified in the future may offer or sell from time to time, the securities listed above and as further described in this prospectus in one or more offerings, at prices and upon terms to be established in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable prospectus supplement, which will describe the specific terms of any particular offering, carefully before you invest in any of the securities described above. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement and any applicable pricing supplement.

These securities will be our equity securities or unsecured debt obligations and will not be savings accounts, deposits, or other obligations of our bank subsidiary or our non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock trades through the NASDAQ Global Select Market System under the symbol “HBHC”.

Investing in these securities involves certain risks. See “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, along with any additional risk factors disclosed in our subsequent reports on Form 10-Q or other subsequent filings with the Securities and Exchange Commission, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2015

In this prospectus, unless the context requires otherwise, “Hancock,” “Company,” “we,” “our,” “ours,” “our company,” “us” or similar terms refer to Hancock Holding Company and its subsidiaries.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) that enables us to use a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration statement, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to an indeterminate total dollar amount.

This prospectus provides you with a general description of the securities we may offer. In connection with our sale of securities pursuant to the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of such securities. We may also provide a prospectus supplement to add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any such prospectus supplement. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other reports and information with the SEC. Our SEC filings are available to the public from the SEC’s internet site at http://www.sec.gov or from our internet site at http://www.hancockbank.com. However, information on or accessible through our internet site is not a part of this prospectus. You also may read and copy any document we file at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can also call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

The SEC allows us to “incorporate by reference” into this prospectus the information in the documents we file with it, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is a part of this prospectus, and information in documents that we subsequently file with the SEC will automatically update and supersede information contained in previously-filed documents or contained in this prospectus. In all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to have been “furnished” and not filed):

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015;

•	Those portions of the Definitive Proxy Statement filed on March 5, 2014 in connection with the Company’s 2014 Annual Meeting of Shareholders that are incorporated by reference into its Annual Report on Form 10-K for the year ended December 31, 2013; and

•	The description of our capital stock contained in our current report on Form 8-K12g3 filed on May 5, 2014, including any amendment or report filed for the purpose of updating such description.

You may also request, and we will provide, a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost to you by writing or calling us at:

Hancock Holding Company

One Hancock Plaza

2510 14th Street

Gulfport, Mississippi 39501-1947

(228) 868-4000

Attention: Trisha Voltz Carlson, Investor Relations

This prospectus and the information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by this prospectus. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us as set forth above.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

RISK FACTORS

Investing in these securities involves certain risks. Please see “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, along with any additional risk factors disclosed in our subsequent reports on Form 10-Q or other subsequent filings with the SEC, which are incorporated by reference herein. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in the securities we are offering under that prospectus supplement.

THE COMPANY

Hancock Holding Company is a financial holding company headquartered in Gulfport, Mississippi organized in 1984 under the Bank Holding Company Act of 1956, as amended, and the laws of the State of Mississippi. At December 31, 2014, the Company operated more than 235 banking and financial services offices in the states of Mississippi, Louisiana, Texas, Florida and Alabama through our wholly-owned bank subsidiary, Whitney Bank (the “Bank”), a Mississippi state-chartered banking corporation headquartered in Gulfport, Mississippi. The Bank operates under two century-old brands: “Hancock Bank” in Mississippi, Alabama and Florida and “Whitney Bank” in Louisiana and Texas. Prior to March 31, 2014, the Company was the parent company of two wholly-owned bank subsidiaries, Hancock Bank and Whitney Bank. On March 31, 2014, the Company consolidated the legal charters of its two subsidiary banks and renamed the consolidated entity Whitney Bank. Whitney Bank continues to do business under the original regional brand names, Hancock Bank and Whitney Bank. The Bank offers a broad range of traditional and online community banking services to commercial, small business and retail customers, providing a variety of transaction and savings deposit products, treasury management services, investment brokerage services, secured and unsecured loan products, (including revolving credit facilities), and letters of credit and similar financial guarantees. The Bank also provides trust and investment management services to retirement plans, corporations and individuals.

The Company is a separate legal entity from the Bank and its other subsidiaries. Dividends from the Bank and the Company’s other subsidiaries are a substantial source of funds used by the Company to pay dividends on its common stock and service its debt. Various federal and state statutes and regulations limit the amount of dividends that the Bank and other subsidiaries may pay to us without regulatory approval.

Our principal executive offices are located at One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi 39501-1947 and our telephone number is (228) 868-4000. We maintain a website at http://www.hancockbank.com, where general information about us is available. Information on or accessible through our website is not a part of, and we are not incorporating the contents of our website or other such information into, this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges (from continuing operations) for each of the five fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010 are as follows:

	Twelve Months Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	13.95x	10.99x	9.32x	5.93x	6.23x
Including interest on deposits	6.78x	5.72x	4.50x	2.27x	1.73x

Our ratios of earnings to fixed charges are calculated in accordance with SEC requirements and computed by dividing earnings by fixed charges. For purposes of computing these ratios, earnings consist of consolidated pre-tax income from continuing operations, as reported, and fixed charges. Fixed charges, excluding interest on deposits, consist of interest on short-term borrowings, interest on long-term debt, including amortization of debt issuance costs, and the portion of long-term leases representative of the interest factor. Fixed charges, including interest on deposits, consist of interest on deposits, interest on short-term borrowings, interest on long-term debt, including amortization of debt issuance costs, and the portion of long-term leases representative of the interest factor. As of December 31, 2014, the Company has no shares of preferred stock outstanding.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that the Company or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and the applicable prospectus supplement will contain a description of the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon Trust Company, N.A. as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any debt securities offered will be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The Company’s articles of incorporation authorize the issuance of 350,000,000 shares of common stock, par value $3.33 per share. The common stock is listed on the NASDAQ Global Select Market under the symbol “HBHC.” In addition, the Company’s articles of incorporation authorize the issuance of 50,000,000 shares of preferred stock, $20.00 par value per share.

Common Stock

Voting Rights; No Cumulative Voting. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock are not entitled to cumulative voting rights in the election of directors.

Dividend Rights. Subject to preferences that may apply in connection with any issuance of preferred stock, holders of common stock are entitled to receive ratable dividends which are declared by the Company’s board of directors out of funds legally available therefor. Substantially all of the funds available to the Company for payment of dividends on the common stock are derived from dividends paid by the Company’s wholly-owned banking subsidiary, the Bank. The payment of dividends by the Company is subject to the restrictions of Mississippi law applicable to the declaration of dividends by a business corporation. Under such provisions, no distribution may be made if, after giving it effect (1) the Company would not be able to pay its debts as they become due in the usual course of business; or (2) the Company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distributions.

Liquidation Rights. In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in any of the net assets or funds which are available for distribution to stockholders after the satisfaction of all liabilities or after adequate provision is made therefor and after payment of any preferences on liquidation of preferred stock, if any.

Preemptive Rights. Holders of common stock have no preemptive rights and no preferential right to purchase or to subscribe for any additional shares of common stock that may be issued. However, holders of common stock have been issued certain rights which may be triggered under the Company’s Shareholder Rights Plan discussed below under “Shareholder Rights Plan.”

Fully Paid and Nonassessable; No Redemption. The shares of common stock presently outstanding are fully paid and nonassessable. Such shares do not have any redemption provisions.

Indemnification of Directors, Officers and Employees. The Company’s articles of incorporation provide for indemnification by the Company, to the fullest extent permitted by the Mississippi Business Corporation Act, of directors, officers, employees and agents for judgments, settlements, penalties, fines and certain reasonable expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent. Whitney Bank acts as registered transfer agent and registrar for the common stock.

Anti-Takeover Provisions under the Company’s Articles of Incorporation and Bylaws. Certain provisions of the Company’s articles of incorporation and bylaws may have the effect of preventing, discouraging or delaying any potential change in the control of the Company. The classification of the board of directors would delay any attempt by dissatisfied stockholders or anyone who obtains a controlling interest in the common stock to elect a new board of directors. The classes serve staggered three year terms so that approximately one-third of the directors are elected each year. These staggered terms of service may make it more difficult for the Company’s stockholders to effect a change in the majority of the Company’s directors, because replacement of a majority of the directors will normally require two annual meetings of stockholders. Accordingly, this provision also may have the effect of discouraging hostile attempts to gain control of the Company.

The articles of incorporation contain in Article Five provisions regarding the vote required to approve certain business combinations or other significant corporate transactions involving the Company and a substantial stockholder. Mississippi law generally requires the affirmative vote of the holders of a majority of shares entitled to vote at a meeting to approve a merger, consolidation or dissolution of the Company or a disposition of all or substantially all of the Company’s assets. The articles of incorporation require the affirmative vote of 80% of the total number of votes entitled to be cast to approve these and other significant corporate transactions (“business combinations”) if a “Substantial Stockholder” (as defined below) is a party to the transaction or its percentage equity interest in the Company will be increased by the transaction. Two-thirds of the “Continuing Directors” (as defined below) of the board of directors may, in all such cases, determine not to require such 80% affirmative vote. The required 80% approval of any such business combination includes all votes entitled to be cast with respect to voting shares not beneficially owned by any Substantial Stockholder.

A “Substantial Stockholder” generally is defined under Article Five as the “beneficial owner” of 10% or more of the outstanding shares of stock of the Company entitled to vote generally in the election of directors (“voting shares”). “Beneficial ownership” generally is defined in accordance with the definition of beneficial ownership in Rule 13d-3 under the Exchange Act and includes all shares to which the Substantial Stockholder in question has sole or shared voting or investment power. However, for purposes of Article Five, a Substantial Stockholder is also deemed to own beneficially shares owned, directly or indirectly, by an “Affiliate” or “Associate” (each as defined in paragraph (c)(7) of Article Five) of the Substantial Stockholder, as well as (1) shares of which it or any such Affiliate or Associate has a right to acquire, (2) shares issuable upon the exercise of options or rights, or upon conversion of convertible securities, held by the Substantial Stockholder and (3) shares beneficially owned by any other person with whom the Substantial Stockholder or any of his Affiliates or Associates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Company.

A “business combination” subject to Article Five includes (1) a merger or consolidation involving the Company or any corporation of which a majority of any class of equity securities is owned by the Company (a “Subsidiary”), and a Substantial Stockholder, (2) a sale, lease or other disposition of a “substantial part” of the assets of the Company or any of its Subsidiaries (that is, assets constituting in excess of 10% of the book value of the total consolidated assets of the Company) to a Substantial Stockholder, (3) an issuance of equity securities of the Company or any of its Subsidiaries to a Substantial Stockholder for consideration having an aggregate fair market value of $5,000,000 or more, (4) a liquidation or dissolution of the Company (if, as of the record date for the determination of stockholders entitled to vote with respect thereto, any person is a Substantial Stockholder), (5) and a reclassification or recapitalization of securities (including any reverse stock split) of the Company or any Subsidiaries or a reorganization, in any case having the effect, directly or indirectly, of increasing the percentage interest of an Substantial Stockholder in any class of equity securities of the Company or such Subsidiary which is beneficially owned.

A “Continuing Director” is defined as one serving as a director as of January 1, 1989 or thereafter elected or appointed prior to the time the Substantial Stockholder in question acquires such status, or one designated as a Continuing Director (prior to his initial election or appointment) by a majority of the whole Board of Directors, but only if a majority of the whole Board shall then consist of Continuing Directors, by a majority of the then Continuing Directors.

Under those circumstances in which Article Five would apply, a minority of the Company’s stockholders may prevent the consummation of a transaction favored by a majority of stockholders. As a practical matter, the requirement of an 80% vote may also mean that the type of business combination to which Article Five is addressed might not be accomplished by the controlling entity while there remains any widely dispersed public market in the Company’s voting shares. All directors and executive officers as a group may be deemed to beneficially own, as of February 20, 2015, approximately 1.67% of the common stock outstanding and entitled to vote. The board of directors has no knowledge of any proposed business combination involving the Company.

Article Five may not be amended or repealed without the affirmative vote of 80% or more of the votes entitled to be cast by all holders of voting shares (which 80% vote must also include the affirmative vote of a majority of the votes entitled to be cast by all holders of voting shares not beneficially owned by any Substantial Stockholder).

Article Four of the Articles provides that the number of directors that constitute the whole board of directors is fixed from time to time by resolution adopted by a majority of the board of directors (but shall never be less than nine). This provision enables the board of directors to increase the size of the board of directors during the period between annual meetings of stockholders to accommodate the inclusion of persons it concludes would be valuable additions to the board of directors. It also enables the board of directors to decrease the number of directorships in order to respond to circumstances under which the board of directors deems a lower number of directors to be desirable, such as when a director unexpectedly dies or resigns and a qualified candidate to replace the departing director is not immediately available.

Article Four of the articles of incorporation also provides that (1) vacancies occurring on the board of directors may be filled only by vote of a majority of the remaining directors, (2) directors may be removed only for cause, and (3) Article Four may not be amended or repealed without the approval of the holders of at least two-thirds of the outstanding common stock.

These provisions may have the effect of making it more difficult for stockholders to replace or add directors, or to otherwise influence actions taken by directors, which may discourage attempts to acquire control of the Company which may (or may not) be in the best interests of the majority of the stockholders.

Shareholder Rights Plan. In 1997, due in part to an increasing number of companies across the country which had been subjected to hostile takeover attempts involving coercive and/or unfair tactics which have not been in the best interest of the corporations or their shareholders, the shareholders of the Company adopted a Shareholder Rights Plan (the “Rights Plan”). The Company’s primary concern in adopting the Rights Plan was to prevent a situation where any such offer would be left open for so short a time that it prevents management and the Board from considering all alternatives to maximize the value of the shareholders’ interest.

Like other shareholder plans adopted by many other publicly held companies, under the Company’s Rights Plan, “rights” would be issued to all Company common shareholders which, if activated upon an attempted unfriendly acquisition, will allow the shareholders to buy the Company’s common stock at a reduced price. Effective February 2007, the Rights Plan was extended in accordance with its terms by the Company’s board of directors for a period ending February 21, 2017. The board of directors continues to believe that by having the Rights Plan in place any potential unfriendly acquisition is more likely to be achieved through fair negotiation with the Company rather than through coercion. The Rights Plan was neither adopted nor extended in response to any threatened or perceived takeover threat and the Company has no knowledge of such a threat as of the date hereof. For a discussion of existing anti-takeover provisions included in the Company’s articles of incorporation and bylaws, see “Anti-takeover provisions of the Company’s Articles and Bylaws” above.

Preferred Stock

We may issue shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock. The issuance of any shares of preferred stock in the future could adversely affect the rights of the holders of common stock.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms, which will be disclosed in the relevant prospectus supplement. The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from the Company that are delivered to the preferred stock depositary and that the Company is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

USE OF PROCEEDS

We intend to use proceeds from the sales of the securities in the manner and for the purposes that will be specified in the applicable prospectus supplement, which may include general corporate purposes.

PLAN OF DISTRIBUTION

The Company and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	through a combination of any such methods; or

•	through any other methods described in a prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by the Company, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from the Company at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with the Company and/or the selling securityholders, if applicable, to indemnification by the Company and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for the Company and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market when first issued other than the common stock, which is listed on the NASDAQ Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking information is intended to be covered by the safe harbor to “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or may be incorporated in this prospectus by reference to other documents. Representatives of the Company may also make forward-looking statements. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected operating cash flows, projected capital expenditures, liquidity, other financial commitments and tax rates, reserve estimates, potential prepayments of debt, future dividend payments, and potential share purchases. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions are intended to identify those assertions as forward-looking statements.

We caution readers that those statements are not guarantees of future performance and our actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the impact of volatility of oil and gas prices on our energy portfolio and associated loan loss reserves and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, global, general and local economic and business conditions, including economic recession or depression; potential requirements for the Company to repurchase previously sold or securitized mortgages or securities based on such mortgages; potential claims relating to the foreclosure process; expectations of and actual timing and amount of interest rate movements, including the slope of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; inflation or deflation; customer, investor, regulatory, and legislative responses to any or all of these conditions; the financial condition of borrowers and other counterparties; competition within and outside the financial services industry; geopolitical developments including possible terrorist activity; natural disasters; effectiveness and cost-efficiency of the Company’s hedging practices; technological changes; fraud, theft, or other incursions through conventional, electronic, or other means; demand for the Company’s product offerings; new products and services in the industries in which the Company operates; and critical accounting estimates. Other factors are those inherent in originating, selling, servicing, and holding loans and loan-based assets, including prepayment risks, pricing concessions, fluctuation in U.S. housing and other real estate prices, fluctuation of collateral values, and changes in customer profiles. Additionally, the actions of the SEC, the Financial Accounting Standards Board, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Financial Stability Oversight Council, and other regulators and agencies; regulatory, administrative, and judicial proceedings and changes in laws and regulations applicable to the Company and other factors described in more detail under the heading

“Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2014, filed with the SEC as updated by our subsequent filings with the SEC.

Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after our forward-looking statements are made. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

VALIDITY OF SECURITIES

In connection with the particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of the issuance of the securities will be passed upon for us by Jones Walker L.L.P. Certain legal matters in connection with an offering pursuant to this prospectus may be passed upon for the underwriters and/or agents by such law firm or law firms named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses payable by the Registrant in connection with the securities being registered under this registration statement. All amounts other than the Securities and Exchange Commission registration fees are estimated:

Registration Fee — Securities and Exchange Commission	(1)
Listing Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing Fees and Expenses	(2)
Trustee and depositary fees and expenses	(2)
Rating agency fees	(2)
Transfer Agent Fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation and Bylaws provide for indemnification to the fullest extent allowed by law. Mississippi Code Ann. Section 79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation’s best interests and that in other cases, his conduct was not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Mississippi Code Ann. Section 79-5-8.52 provides, in general, that a corporation must indemnify an director and officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. The indemnification provisions of Mississippi Code Ann. Section 79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable for (i) receipt of an improper financial benefit, (ii) an intentional infliction of harm on the corporation, (iii) unlawful distributions, or (iv) intentional violations of criminal law. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. The Company’s Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Mississippi law. The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or other qualified persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is thereby unenforceable.

ITEM 16. EXHIBITS

Exhibit No.	Description

1.1	Form of underwriting agreement.*

4.1	Form of Indenture for senior debt securities, between Hancock Holding Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.**

4.2	Form of Indenture for subordinated debt securities, between Hancock Holding Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.**

4.3	Form of senior debt security.*

4.4	Form of subordinated debt security.*

4.5	Form of preferred stock designations.*

4.6	Form of deposit agreement.*

4.7	Form of deposit receipt.*

4.8	Form of warrant agreement.*

4.9	Form of stock purchase contract agreement, including the form of security certificate.*

4.10	Form of unit agreement, including the form of unit certificate.*

5.1	Opinion of Jones Walker L.L.P. as to the legality of the senior debt securities, subordinated debt securities, stock purchase contracts, units, warrants, common stock and preferred stock to be issued by Hancock Holding Company.**

12.1	Statement regarding the computation of Ratio of Earnings to Fixed Charges.**

21.1	Subsidiaries of Hancock Holding Company (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 27, 2015).

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Jones Walker L.L.P. (included in Exhibit 5.1).**

24.1	Power of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee of the senior debt securities under the senior indenture.**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee of the subordinated debt securities under the subordinated indenture.**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.
**	Filed herewith.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on March 2, 2015.

HANCOCK HOLDING COMPANY

By:	/s/ John M. Hairston
John M. Hairston
President & Chief Executive Officer
Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Hairston as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any Registration Statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James B. Estabrook, Jr. James B. Estabrook, Jr.	Chairman and Director	March 2, 2015

/s/ Frank E. Bertucci Frank E. Bertucci	Director	March 2, 2015

/s/ Hardy B. Fowler Hardy B. Fowler	Director	March 2, 2015

/s/ Terence E. Hall Terence E. Hall	Director	March 2, 2015

/s/ Randall W. Hanna Randall W. Hanna	Director	March 2, 2015

/s/ Jerry L. Levens Jerry L. Levens	Director	March 2, 2015

/s/ R. King Milling R. King Milling	Director	March 2, 2015

Signature	Title	Date

/s/ Eric J. Nickelsen Eric J. Nickelsen	Director	March 2, 2015

/s/ Thomas H. Olinde Thomas H. Olinde	Director	March 2, 2015

/s/ Christine L. Pickering Christine L. Pickering	Director	March 2, 2015

/s/ Robert W. Roseberry Robert W. Roseberry	Director	March 2, 2015

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of underwriting agreement.*

4.1	Form of Indenture for senior debt securities, between Hancock Holding Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.**

4.2	Form of Indenture for subordinated debt securities, between Hancock Holding Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.**

4.3	Form of senior debt security.*

4.4	Form of subordinated debt security.*

4.5	Form of preferred stock designations.*

4.6	Form of deposit agreement.*

4.7	Form of deposit receipt.*

4.8	Form of warrant agreement.*

4.9	Form of stock purchase contract agreement, including the form of security certificate.*

4.10	Form of unit agreement, including the form of unit certificate.*

5.1	Opinion of Jones Walker L.L.P. as to the legality of the senior debt securities, subordinated debt securities, stock purchase contracts, units, warrants, common stock and preferred stock to be issued by Hancock Holding Company.**

12.1	Statement regarding the computation of Ratio of Earnings to Fixed Charges**

21.1	Subsidiaries of Hancock Holding Company (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 27, 2015).

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Jones Walker L.L.P. (included in Exhibit 5.1).**

24.1	Power of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee of the senior debt securities under the senior indenture.**

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee of the subordinated debt securities under the subordinated indenture.**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.
**	Filed herewith.